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                                                                   Exhibit 11.01


                              CARDINAL HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Fiscal Quarter Ended              Nine Months Ended
                                                   ------------------------------- --------------------------------
                                                     March 31,       March 31,       March 31,        March 31,
                                                        1996            1995            1996             1995
                                                   --------------- --------------- ---------------  ---------------

PRIMARY:

Net earnings                                       $       36,797  $       29,986  $       79,003   $       74,638
                                                   =============== =============== ===============  ===============

Average shares outstanding                                 48,663          48,254          48,568           47,309

Dilutive effect of stock options                              494             916             492            1,169
                                                   --------------- --------------- ---------------  ---------------

Weighted average number of Common
   Shares outstanding                                      49,157          49,170          49,060           48,478
                                                   =============== =============== ===============  ===============

Primary earnings per Common Share                  $         0.75  $         0.61  $         1.61   $         1.54
                                                   =============== =============== ===============  ===============

FULLY DILUTED:

Net earnings                                       $       36,797  $       29,986  $       79,003   $       74,638
                                                   =============== =============== ===============  ===============

Average shares outstanding                                 48,663          48,254          48,568           47,309

Dilutive effect of stock options                              561             924             532            1,213
                                                   --------------- --------------- ---------------  ---------------

Weighted average number of Common
   Shares outstanding                                      49,224          49,178          49,100           48,522
                                                   =============== =============== ===============  ===============

Fully diluted earnings per Common Share            $         0.75  $         0.61  $         1.61   $         1.54
                                                   =============== =============== ===============  ===============


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